Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-283559), Registration Statements on Form S-1 (File No. 333-281322 and 333-280700), and Registration Statements on Form S-8 (333-282319, 333-277566, 333-275582, and 333-275581), of Signing Day Sports, Inc. of our report dated February 20, 2025, relating to the financial statements of Dear Cashmere Group Holding Company as of and for the years ended December 31, 2023 and 2022.

Very truly yours,

/s/ Bush & Associates CPA LLC

Bush & Associates CPA LLC (PCAOB 6797)

Henderson, Nevada
February 20, 2025